EXHIBIT 99.1

Marlin Business Services Corp. Reports Fourth Quarter and Full-Year 2010 Results

Fourth Quarter and Full-Year Highlights:

  Net income of $5.7 million for the full-year 2010, a 447% increase over 2009
  New equipment lease originations growth of 51% year-over-year
  Strong capital position, equity to assets leverage ratio of 34.2%
  Total risk-based capital of 40.84%

MOUNT LAUREL, N.J., March 8, 2011 (GLOBE NEWSWIRE) -- Marlin Business Services Corp. (Nasdaq:MRLN) today reported fourth quarter 2010 net income of $1.4 million, or $0.11 per diluted share. Net income for the full-year 2010 was $5.7 million, or $0.44 per diluted share.

"We're very excited with the momentum build of our business," says Daniel P. Dyer, Marlin's CEO. "This quarter we posted another solid gain in new lease asset origination and customer account growth. Asset quality remains very strong as demonstrated by the favorable charge-off and delinquency trends throughout 2010. Looking ahead to 2011, we are well positioned to serve the growing credit needs of small and mid-sized businesses led by a financially strong, well-capitalized balance sheet and the overall strength of our funding platform led by Marlin Business Bank. As an industry leader, our service oriented approach to serving customers will pave the way to continued profitable growth in the future," says Dyer.

Fourth quarter 2010 lease production was $42.9 million, based on initial equipment cost, up 19.8% from $35.8 million for the third quarter of 2010. For the full-year 2010, lease equipment volume reached $134.0 million versus $88.9 million for the full-year 2009, representing an increase of 51%. Approval rates on lease originations were 54% for the fourth quarter of 2010 and 50% for the full-year 2010. The average implicit yield on new lease production was 13.98% in the fourth quarter of 2010. Net interest and fee margin was 12.10% for the fourth quarter of 2010 compared to 12.26% in the third quarter of 2010 and 10.28% a year ago.

Credit trends continue to improve and have returned to historic levels. Highlights for the fourth quarter of 2010 included:

  Leases over 30 days delinquent were 1.97% of Marlin's lease portfolio, which is 38 basis points lower than the third quarter of 2010 and the lowest since the third quarter of 2006. On a dollar basis, 30+ day delinquencies have decreased 18% from the third quarter of 2010.
  Leases over 60 days delinquent were 0.89% of Marlin's lease portfolio, which is 14 basis points lower than the third quarter of 2010 and the lowest since the second quarter of 2007. On a dollar basis, 60+ day delinquencies have decreased 16% from the third quarter of 2010.
  Non-performing assets of $2.0 million were 17% lower than the third quarter of 2010.
  Net lease charge-offs of $2.3 million were 16% lower than the third quarter of 2010 levels.
  Static pool credit losses and delinquency performance continue to be better than expectations for leases in the 2009 and 2010 vintages.
  Reflecting improving credit trends, the allowance for credit losses as a percentage of total finance receivables stands at 2.19% as of December 31, 2010, compared to 2.31% as of September 30, 2010, and represents 220.3% of total 60+ day delinquencies.

At December 31, 2010, the Company had $78.1 million of available funding through its borrowing facilities with various national banks and certificates of deposits at Marlin Business Bank, the Company's wholly-owned bank subsidiary.

In conjunction with this release, the Company's static pool loss statistics and vintage delinquency analysis have been updated as supplemental information on the Investor Relations section of the Company's website at www.marlincorp.com.

The Company has restated its consolidated financial statements as of December 31, 2009 from amounts previously reported by increasing its deferred income tax assets and increasing retained earnings by $3.6 million to correct income tax overpayments and over-recognition of income tax expense accumulated during previous years. In addition, 2010 income tax expense was favorably impacted by $0.5 million.

In connection with ongoing discussions with the Federal Reserve Bank relating to the Company's allowance for credit losses (the "Allowance"), Marlin Business Bank received a written determination from the Federal Reserve Bank of San Francisco and the Utah Department of Financial Institutions on October 27, 2010 (the "MBB Report"), and the Company received a written determination from the Federal Reserve Bank of Philadelphia on December 22, 2010 (the "MBSC Report"). While we have not received any additional information from the Federal Reserve Bank of San Francisco or the Federal Reserve Bank of Philadelphia in connection with our implementation of the recommendations contained in the MBB Report and the MBSC Report, we believe that we have properly implemented the recommendations. If the Company receives additional information in connection with our implementation of the recommendations and if, as a result of its review of such additional information, management determines that such additional information requires adjustments or changes to the methodology used to determine the Allowance, such adjustments or changes could have an impact on the size of the Allowance.

Conference Call and Webcast

We will host a conference call on Wednesday, March 9, 2011 at 9:00 a.m. ET to discuss the Company's fourth quarter and full-year 2010 results. If you wish to participate, please call 877-312-5414 approximately 10 minutes in advance of the call time. The conference ID will be: "Marlin." The call will also be webcast on the Investor Relations page of the Company's website, www.marlincorp.com, and an audio replay will also be available on the Investor Relations section of Marlin's website for approximately 45 days.

About Marlin Business Services Corp.

Marlin Business Services Corp. is a nationwide provider of equipment leasing solutions primarily to small and mid-sized businesses. The Company's principal operating subsidiary, Marlin Leasing Corporation, finances over 100 equipment categories in a segment of the market generally referred to as "small-ticket" leasing (i.e., leasing transactions less than $250,000). The Company was founded in 1997 and completed its initial public offering of common stock on November 12, 2003. For more information, visit www.marlincorp.com or call toll free at (888) 479-9111.

The Marlin Business Services Corp. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4087

Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "expect," "estimate," "plan," "may," "intend" and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding, market, competitive, legal and/or regulatory factors, among others, affecting our business are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors is contained in our filings with the Securities and Exchange Commission, including the sections captioned "Risk Factors" and "Business" in the Company's Form 10-K filed with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

MARLIN BUSINESS SERVICES CORP.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	December 31,
	2010	2009 (1)
	(Dollars in thousands, except per-share data)

ASSETS
Cash and due from banks	$2,557	$1,372
Interest-earning deposits with banks	34,469	35,685
Total cash and cash equivalents	37,026	37,057
Restricted interest-earning deposits with banks (includes $44.7 million and $57.1 million, respectively, related to consolidated variable interest entities ("VIEs"))	47,107	63,400
Securities available for sale (amortized cost of $1.5 million)	1,534	—
Net investment in leases and loans (includes $154.1 million and $238.0 million, respectively, related to consolidated VIEs)	351,569	448,610
Property and equipment, net	2,180	2,431
Property tax receivables	197	1,135
Other assets	28,449	13,170
Total assets	$468,062	$565,803

LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term borrowings	$—	$62,541
Long-term borrowings (includes $128.2 million and $226.7 million, respectively, related to consolidated VIEs)	178,650	244,445
Deposits	92,919	80,288
Other liabilities:
Fair value of derivatives	—	2,408
Sales and property taxes payable	1,978	4,197
Accounts payable and accrued expenses	8,019	7,649
Net deferred income tax liability	26,493	12,390
Total liabilities	308,059	413,918

Commitments and contingencies

Stockholders' equity:
Common Stock, $0.01 par value; 75,000,000 shares authorized; 12,864,665 and 12,778,935 shares issued and outstanding at December 31, 2010 and 2009 respectively	129	128
Preferred Stock, $0.01 par value; 5,000,000 shares authorized; none issued	—	—
Additional paid-in capital	86,987	84,674
Stock subscription receivable	(2)	(3)
Accumulated other comprehensive loss	(132)	(267)
Retained earnings	73,021	67,353
Total stockholders' equity	160,003	151,885
Total liabilities and stockholders' equity	$468,062	$565,803

(1) Net deferred income tax liability has been decreased and retained earnings has been increased by
$3.6 million from amounts previously reported to reflect the correction of an error in previously filed financial statements.

MARLIN BUSINESS SERVICES CORP.
AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
	(Dollars in thousands, except per-share data)

Interest income	$11,052	$14,095	$47,296	$66,039
Fee income	3,157	3,703	14,041	17,405
Interest and fee income	14,209	17,798	61,337	83,444
Interest expense	3,410	5,614	15,613	27,338
Net interest and fee income	10,799	12,184	45,724	56,106
Provision for credit losses	1,738	5,697	9,438	27,189
Net interest and fee income after provision for credit losses	9,061	6,487	36,286	28,917

Other income:
Insurance income	976	1,279	4,106	5,330
Gain (loss) on derivatives	12	(135)	(116)	(1,959)
Other income	347	322	1,295	1,525
Other income	1,335	1,466	5,285	4,896
Other expense:
Salaries and benefits	5,307	4,078	19,966	19,071
General and administrative	3,487	3,092	12,762	12,854
Financing related costs	247	143	680	505
Other expense	9,041	7,313	33,408	32,430
Income before income taxes	1,355	640	8,163	1,383
Income tax expense (benefit)	(91)	179	2,495	347
Net income	$1,446	$461	$5,668	$1,036

Basic earnings per share	$0.11	$0.04	$0.44	$0.08
Diluted earnings per share	$0.11	$0.04	$0.44	$0.08

Weighted average shares used in computing basic earnings per share	12,866,214	12,681,773	12,836,340	12,549,167
Weighted average shares used in computing diluted earnings per share	12,942,524	12,724,998	12,902,151	12,579,806

MARLIN BUSINESS SERVICES CORP.
AND SUBSIDIARIES
Net Income on an Adjusted Basis Reconciliation to GAAP Results
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
	(Dollars in thousands)

Net income as reported	$1,446	$461	$5,668	$1,036

Deduct:
Gain (loss) on derivatives	12	(135)	(116)	(1,959)
Tax effect	(5)	53	46	774
Gain (loss) on derivatives, net of tax	7	(82)	(70)	(1,185)
Net Income on an Adjusted Basis	$1,439	$543	$5,738	$2,221

Net Income on an Adjusted Basis is defined as net income excluding the gain (loss) on derivatives, net of tax.
The Company believes that Net Income on an Adjusted Basis is a useful performance metric for management, investors and lenders, because it excludes the volatility resulting from derivatives activities subsequent to discontinuing hedge accounting in mid-2008.

SUPPLEMENTAL QUARTERLY DATA
(Dollars in thousands, except share amounts)
(Unaudited)

Quarter Ended:	12/31/2009	3/31/2010	6/30/2010	9/30/2010	12/31/2010

New Asset Production:
# of Sales Reps	38	53	69	84	87
# of Leases	2,205	2,476	3,009	3,253	3,669
Leased Equipment Volume	$20,031	$23,636	$31,729	$35,759	$42,906

Approval Percentage	44%	46%	49%	49%	54%

Average Monthly Sources	421	484	581	625	725

Implicit Yield on New Leases	15.32%	15.32%	14.56%	14.40%	13.98%

Net Interest and Fee Margin:
Interest Income Yield	11.89%	11.90%	12.12%	12.28%	12.38%
Fee Income Yield	3.12%	3.54%	3.54%	3.84%	3.54%
Interest and Fee Income Yield	15.01%	15.44%	15.66%	16.12%	15.92%
Cost of Funds	4.73%	4.32%	4.00%	3.86%	3.82%
Net Interest and Fee Margin	10.28%	11.12%	11.66%	12.26%	12.10%

Average Total Finance Receivables	$474,326	$431,176	$395,906	$371,833	$357,089
Average Net Investment in Leases	$469,040	$427,416	$393,248	$369,973	$355,863

End of Period Net Investment in Leases	$444,583	$405,424	$378,559	$359,859	$350,528
End of Period Loans	$4,027	$2,781	$2,101	$1,284	$1,041

Portfolio Asset Quality:

Leasing
30+ Days Past Due Delinquencies	3.38%	3.00%	2.64%	2.35%	1.97%
30+ Days Past Due Delinquencies	$16,790	$13,470	$11,031	$9,359	$7,665

60+ Days Past Due Delinquencies	1.63%	1.37%	1.20%	1.03%	0.89%
60+ Days Past Due Delinquencies	$8,101	$6,135	$5,015	$4,099	$3,460

Total Finance Receivables
30+ Days Past Due Delinquencies	3.46%	3.06%	2.70%	2.38%	1.98%
30+ Days Past Due Delinquencies	$17,297	$13,829	$11,358	$9,537	$7,726

60+ Days Past Due Delinquencies	1.67%	1.39%	1.24%	1.05%	0.90%
60+ Days Past Due Delinquencies	$8,334	$6,288	$5,202	$4,213	$3,504

Net Charge-offs - Leasing	$5,469	$4,843	$3,489	$2,778	$2,324
% on Average Net Investment in Leases Annualized	4.66%	4.53%	3.55%	3.00%	2.61%

Net Charge-offs - Total Finance Receivables	$5,796	$5,063	$3,596	$2,879	$2,375
% on Average Total Finance Receivables Annualized	4.89%	4.70%	3.63%	3.10%	2.66%

Allowance for Credit Losses	$12,193	$10,253	$9,151	$8,355	$7,718
% of 60+ Day Delinquencies	146.30%	163.06%	175.91%	198.31%	220.26%

90+ Day Delinquencies (Non-earning total finance receivables)	$4,557	$3,399	$2,819	$2,398	$1,996
Balance Sheet:
Assets
Investment in Leases and Loans	$450,595	$409,637	$381,978	$362,328	$352,527
Initial Direct Costs and Fees	10,208	8,821	7,833	7,170	6,760
Reserve for Credit Losses	(12,193)	(10,253)	(9,151)	(8,355)	(7,718)
Net Investment in Leases and Loans	$448,610	$408,205	$380,660	$361,143	$351,569
Cash and Cash Equivalents	37,057	44,334	35,178	44,100	37,026
Restricted Cash	63,400	65,521	66,546	47,384	47,107
Other Assets	16,736	16,461	12,611	13,678	32,360
Total Assets	$565,803	$534,521	$494,995	$466,305	$468,062

Liabilities
Total Debt	$306,986	$268,434	$218,987	$191,858	$178,650
Deposits	80,288	85,135	96,852	95,358	92,919
Other Liabilities	26,644	26,787	22,887	20,932	36,490
Total Liabilities	$413,918	$380,356	$338,726	$308,148	$308,059

Stockholders' Equity
Common Stock	$128	$128	$129	$129	$129
Paid-in Capital, net	84,671	85,689	86,204	86,606	86,985
Other Comprehensive Income	(267)	(242)	(205)	(153)	(132)
Retained Earnings	67,353	68,590	70,141	71,575	73,021
Total Stockholders' Equity	$151,885	$154,165	$156,269	$158,157	$160,003
Total Liabilities and Stockholders' Equity	$565,803	$534,521	$494,995	$466,305	$468,062

Capital and Leverage:
Equity	$151,885	$154,165	$156,269	$158,157	$160,003
Debt to Equity	2.55	2.29	2.02	1.82	1.70
Equity to Assets	26.84%	28.84%	31.57%	33.92%	34.18%

Regulatory Capital Ratios:
Tier 1 Leverage Capital	24.89%	28.36%	30.13%	32.67%	35.87%
Tier 1 Risk-based Capital	30.19%	34.15%	37.48%	39.90%	39.58%
Total Risk-based Capital	31.45%	35.42%	38.74%	41.16%	40.84%

Expense Ratios:
Salaries and Benefits Expense	$4,078	$5,124	$4,588	$4,947	$5,307
Salaries and Benefits Expense Annualized % of Avg. Fin. Recbl.	3.44%	4.75%	4.64%	5.32%	5.94%

Total personnel end of quarter	181	196	211	229	234

General and Administrative Expense	$3,092	$3,046	$3,073	$3,156	$3,487
General and Administrative Expense Annualized % of Avg. Fin. Recbl.	2.61%	2.83%	3.10%	3.40%	3.91%

Efficiency Ratio	52.01%	60.82%	59.70%	63.62%	72.55%

Net Income:
Net Income	$461	$1,237	$1,551	$1,434	$1,446

Annualized Performance Measures:
Return on Average Assets	0.31%	0.90%	1.20%	1.19%	1.28%
Return on Average Stockholders' Equity	1.25%	3.31%	4.09%	3.73%	3.72%

Per Share Data:
Number of Shares - Basic	12,681,773	12,778,463	12,832,792	12,872,123	12,866,214
Basic Earnings per Share	$0.04	$0.10	$0.12	$0.11	$0.11

Number of Shares - Diluted	12,724,998	12,833,643	12,904,163	12,933,439	12,942,524
Diluted Earnings per Share	$0.04	$0.10	$0.12	$0.11	$0.11

Net investment in total finance receivables includes net investment in direct financing leases and loans.
CONTACT: Marlin Business Services Corp.
         Lynne Wilson
         888 479 9111 Ext. 4108